EXHIBIT 10.4


                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT (THE "SUBLEASE") dated as of February 10, 1997 is between Union Bank of California, N.A. a national banking association ("Sublandlord"), whose address is 475 Sansome Street 16th Floor, San Francisco. CA 941111 and FIRST NATIONAL BANK OF NORTHERN CALIFORNIA, a national banking association, ("Subtenant") whose address is 975 El Camino Real, South San Francisco, CA 94080.

         1. Recitals. This Sublease is made with reference to the following facts and objectives:

               (a) Nikko Capital Corp., a California Corporation. ("Master Landlord") and Sublandlord. As tenant, entered into a written lease executed as of September 1, 1993, and amended by amendment dated October 7, 1993 (collectively, the "Master Lease"), for master lease premises consisting of 5,753 rentable square feet of a building (the "Building") at 491 South El Camino Real, San Mateo, California. located within a shopping center (the "Center") owned by Master Landlord. Sublandlord's share of taxes and common area expenses for the Building is 30.83%. .A copy of the Master Lease is attached hereto as Exhibit "A" and. except as the provisions of this Sublease differ, is incorporated by reference herein.

               (b) Subtenant desires to sublet a portion of the master lease premises (described below) from Sublandlord on the terms contained in this Sublease. Sublandlord desires to sublet such premises to Subtenant and to sublet the remaining portion of the master lease premises to another tenant.

               (c) Defined terms not otherwise defined in this Sublease shall have the same meanings as in the Master Lease.

         2. Sublease: Premises: Condition to Sublease. Subject to the condition stated in the next paragraph, Sublandlord leases to Subtenant and Subtenant leases from Sublandlord the approximately 3,349 rentable square foot of the Building as shown (as Suite B) in Exhibit "B" attached hereto and made a part hereof (the " Subleased premises"). The lunch room portion of the Subleased Premises is to be merely co-sublet to Subtenant at such times as Suite A at Exhibit "B" (i.e., that part of the master lease premises that is not being sublet to Subtenant) is either sublet to another subtenant or is occupied by Sublandlord. In that event the subtenant of Suite A or Sublandlord will be the other cotenant of the lunch Room.

         This sublease is conditioned on Sublandlord's concurrently subletting Suite A at Exhibit "B" to another subtenant. As of the date of this Sublease the proposed subtenant for Suite A is North American Title Company.

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         3.    Term and Early Occupancy.
               -------------------------

               3.1. Sublease Term The term ("Sublease Term") of this Sublease (and Subtenant's obligation to pay base rent pursuant to paragraph 4 below) shall commence on the earlier to occur of (i) the date that the Sublease improvements are substantially complete and a certificate of occupancy (if required) is issued for the Subleased Premises. and (ii) April 1, 1997. The Sublease Term shall expire January 31, 2004. Sublandlord has no obligation to exercise the option to extend. at Rider No. 1 of the Master Lease. If for any reason Sublandlord cannot deliver possession of the Subleased Premises to Subtenant by the Sublease Term commencement date, this Sublease shall not be void or voidable, nor shall Sublandlord be liable for any resulting loss or damages; however rent shall be waived until Sublandlord can deliver possession. No delay in delivery of possession shall operate to extend the Sublease Term.

               3.2 Early Occupancy. Upon execution of this Sublease and Master Landlord's and Sublandlord's approval of Subtenant's plans for Sublease improvements. Subtenant and its contractors may enter the Subleased Premises to construct the Sublease improvements. subject to tile provisions of this Sublease, except that Subtenant is not obligated to pay Base Rent (paragraph 4.1) or Additional Rent (paragraph 5.3) until the commencement of the Sublease Term.

         4.    Rent and Security Deposit.
               --------------------------

               4.1 Rent. Subtenant shall pay to Sublandlord as monthly minimum rent ("Base Rent") the following rents for the periods shown:

         o   April 1, 1997 - December 31, 1997           $7,032.90/month
         o   January 1. 1998 - December 31, 1998         $7,267.33/month
         o   January 1, 1999 - December 31, 1999         $7,468.27/month
         o   January 1, 2000 - December 31, 2000         $7,702.70/month
         o   January 1, 2001 - December 31, 2001         $7,937.13/month
         o   January 1, 2002 - December 31, 2002         $8,171.56/month
         o   January 1, 2003 - January 31, 2004          $8,405.99/month

         An advance payment of S7,032.92 for the first month's Base Rent has been paid on the date of this Sublease. All base Rent payments shall be made without deduction, setoff, prior notice, or demand. Base Rent shall be payable monthly in advance on the Sublease commencement date and on the first day of each subsequent month. Subtenant's responsibility for additional Rent (under paragraph 5.3 below) shall begin on the Sublease commencement date. shall continue during the Sublease term, and shall be payable according to the Master Lease and paragraph 5.3. below. Until Subtenant is directed otherwise all rent shall be paid to Sublandlord at the following address: Union Bank of California, N.A., Corporate Real Estate Division, 475 Sansome St., San Francisco, CA 94111. Attn. Lucrecia Cruz.

               4.2 Security Deposit. Subtenant has deposited $7032.90 (the "Deposit) with Sublandlord on The date of this Sublease. Sublandlord will hold the deposit as security for Subtenant's faithful performance of Subtenant's obligations under this Sublease. If Subtenant defaults on any such obligations,

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Sublandlord may (but need not) apply all or part of the Deposit to remedy the default. In That event Sublandlord may require Subtenant to promptly restore the Deposit to its original amount. Upon termination of the Sublease, Sublandlord shall return to Subtenant any remaining portion of the Deposit.

         5.    Incorporation of terms of Master Lease
               --------------------------------------

               5.1 Excluded Provisions. Subtenant and Sublandlord agree that the following provisions ("Excluded Provisions") of the Master Lease do not apply to this sublease: Article I (premises); Article II (term); Section 3.01 (minimum monthly rent); Section 17.05 (relocation during renewal term); Section
17.36 (payment for initial tenant improvements): and Section 17.36 (initial lease contingencies).

               5.2 Incorporated Provisions. Subtenant agrees that all other terms, conditions and covenants of this Sublease shall be those contained in the Master Lease or as amended herein, except for the Excluded Provisions and provisions which are superseded by this Sublease. Subtenant shall assume and perform, on Sublandlord's behalf, the non-excluded Tenant's obligations under the Master Lease. including, without limitation. Subtenant's obligation to pay Additional Rent under the Sublease, as provided in Paragraph 5.3 below.

               5.3 Additional Rent. Subtenant shall be responsible to pay for all Additional Rent obligations under the terms of the Master Lease. Section
3.04 of the Master Lease provides that every payment required to be made by Tenant under the Master Lease shall be Additional Rent. Such payments include taxes (article 5), certain maintenance and repairs (section 7.01), insurance costs (section 8.01). utility charges (article XII), common area charges (articles XIV and XV), late charges (section 17.10), and all other payments required under the Master Lease. Subtenant understands that this Sublease is a fully net lease and no costs of any kind (other than the Base Rent under the Master Lease) shall be payable under the Master Lease by Sublandlord.

         When Sublandlord is billed for an item of additional rent under the Master Lease, it shall promptly forward a copy to Subtenant together with a statement indicating Subtenant's proportionate share of the item. On additional rent items relating to the entire master lease premises. Subtenant's proportionate share shall be 58.21% (3349 sq.ft./5753 sq.ft.). of the charges billed to Sublandlord. (Sublandlord 's share of taxes (section 15.01), HVAC (section 12.04), common area charges (section 14.05) and certain other items is 30.83% of such charges for the Building.) If a bill for Master Lease additional rent covers a period that began before the Sublease commencement date. Sublandlord shall make an additional apportionment to determine the amount of additional rent allocable to the time from the Sublease commencement date until the end of the additional rent period. Subtenant shall remit its proportionate share of the item to Sublandlord within ten (10) days after Subtenant's receipt of' the statement.

         In addition if, under the terms of the Master Lease or otherwise, any of the above referred to charges are charged directly; to Sublandlord (rather than to Master Landlord), Sublandlord may bill Subtenant for Subtenant's proportionate share, and Subtenant shall pay that share, in the same manner as set out above. Subtenant shall have the obligation and responsibility to (on or before the commencement date) change the billing name and address for the Subleased Premises on all utilities, telephone and other expenses, which may

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have been billed directly to Sublandlord, from Sublandlord's name to subtenant's name, provided, however, that if it is not reasonably possible to have any such charges changed to Subtenant's name prior to Sublease commencement, until such time as the billing is in Subtenant's name, Sublandlord may allocate the charges between Subtenant and the subtenant of Suite A in the same proportion as set out above.

               5.4 Performance of Master Landlord. Sublandlord does not assume the obligations of the Master Landlord under the Master Lease, but shall exercise reasonable efforts in attempting to cause the Master Landlord to perform its obligations under the Master Lease.

               5.5 Subordination of Sublease to Master Lease. Subtenant acknowledges that it has read and is familiar with the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease. and that upon any termination of the Master Lease (i) this Sublease shall terminate, (ii) the parties shall be relieved form all liabilities and obligations under this Sublease, except that (iii) if this Sublease terminates as a result of a default of one of the parties under this Sublease or the Master Lease, or both, the defaulting party shall be liable to the non-defaulting party for all damages suffered by the non-defaulting party as a result of termination. In the event of any inconsistencies between any of the provisions of this Sublease and of the Master Lease, the terms of this Sublease shall govern.

               5.6 Master Lease. This Sublease is subject to all applicable provisions of the Master Lease and Subtenant shall not permit any act or omission to act that will violate any of the provisions of the Master Lease.

               5.7 Negotiations with Master Landlord. Subtenant agrees that Sublandlord shall have the right to negotiate directly with the Master Landlord for (i) the termination of the Master Lease. and or (ii) the assignment of this Sublease to Master Landlord, or (iii) some other form of agreement which results in the termination of Sublandlord's obligations under the Master Lease and this Sublease ("ML Agreement"). Should Sublandlord enter into an ML Agreement with the Master Landlord Subtenant agrees (subject to the following conditions) to attorn to the Master Landlord, sign any related documentation, release Sublandlord from any obligation under this Sublease and in general cooperate with both Sublandlord and Master Landlord in completing the ML Agreement.

         o The terms of any ML Agreement shall not materially modify the basic terms and conditions contained in the Sublease.
         o Subtenant shall not incur any additional facility related cost as a result of the ML Agreement.
         o Any related documentation which Subtenant is obligated to execute hereunder shall be no more favorable to Landlord than the documentation that Master Landlord and other landlords use for leases of properties similar to the Premises.

         6. Subtenant's Performance Under Master Lease. At any time and on prior notice to Subtenant, Sublandlord can elect to require Subtenant to perform its obligations under this Sublease which are Applicable to the Subleased Premises directly to Master Landlord, and Subtenant shall send to Sublandlord

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from time to time copies of all notices and other communications it shall send to and receive from Master Landlord.

         7. Covenant of Quiet Enjoyment. Sublandlord represents that the Master Lease is in full force and effect and that there are no defaults on Sublandlord's part under it as of the commencement of the Sublease Term. Subject to this Sublease terminating under any provision of this Sublease or the Master Lease, or an ML Agreement, Sublandlord represents that, if Subtenant performs all the provisions in this Sublease to be performed by Subtenant, Subtenant shall have and enjoy throughout the Sublease Term the quiet and undisturbed

         8. Condition of Subleased Premises. Subtenant agrees to sublease the Subleased Premises in an "as is" condition.

         9. Alteration of Subleased Premises. Prior to [After (initialed PBH 2/10/97] commencement Of the Sublease term, Subtenant shall submit to Sublandlord and Master Landlord for their approval, which approval shall not unreasonably be withheld or delayed by Sublandlord (and similar requirements apply to Master Landlord under Master Lease section 7.02), plans and specification for any alterations or improvements to be made by Subtenant ("Subtenant Alterations"). Upon receiving Sublandlord's and Master Landlord's consent, Subtenant shall have the right to commence Subtenant Alterations at any time after such approval. All Subtenant Alterations shall be completed in a good and workmanlike manner, and in accordance with the approved plans and specifications. Subtenant shall not make any other alterations or structural changes to the Subleased Premises without Sublandlord's prior written consent. Except for the demising wall (dealt with at paragraph 10), all Subtenant Alterations, including signage, installation of security measures. and any required reconfiguration of utilities, HVAC, or sprinklers, shall be at Subtenant's expense. and Sublandlord shall have no obligation to construct or pay for the Subtenant Alterations.

         10. Demising Wall; Sublandlord's Contribution. Sublandlord shall have its contractor(s) build a demising wall between the Subleased Premises (Suite B on attached Exhibit "B") and Suite A at Exhibit "B" (i.e., that part of the master lease premises that is not being sublet to Subtenant). Subtenant shall cooperate with the subtenant of Suite A to the extent necessary to have the demising wall constructed.

         For construction of the demising wall Sublandlord shall contribute in total the sum of (i) $12,000, or (ii) the total cost of construction of the demising wall, whichever is less. If the demising wall costs more than $12,000 to construct. Subtenant shall promptly pay Sublandlord upon request, one-half of the cost in excess of $12,000.

         11. Restoration of Subleased Premises at Termination. On or before Sublease expiration or earlier termination, Subtenant shall, if required by Master Landlord under section 17.30 of the Master Lease, remove the Subtenant Alterations, and restore the Subleased premises to their pre-Subtenant Alteration configuration and shall surrender the Subleased Premises to Sublandlord in good condition. Such restoration shall be in accordance with restoration plans and specifications approved by Sublandlord or Master Landlord.

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         12.   Use of Premises. Subtenant shall use and occupy the Subleased
Premises solely for general banking purposes and in a manner consistent with the limitations of the Master Lease.

         13. Liability Insurance. Subtenant shall maintain at all times, during the term of the Sublease, the amount and types of insurance as called for under Article VIII of the Master Lease.

         14.   Indemnification.
               ----------------

               A. Subtenant shall indemnify, protect and save harmless Sublandlord and its partners, officers, agents and employees from and against any and all claims, liabilities, obligations, costs and expenses (including but not limited to reasonable attorney's fees and costs) relating to death of or injury to persons or damage to property including, without limitation, property owned or controlled by or in possession of Sublandlord, that may, in whole or in part, arise from or be caused by Sublessee's use of the Premises or from any activity or condition permitted or sustained by Sublessee on the Premises except for claims resulting primarily from Sublandlord's gross negligence or willful misconduct.

               B. Sublandlord shall indemnify, protect and save harmless Subtenant its partners, officers, agents and employees from and against any and all claims, liabilities, obligations, costs aid expenses (including but not limited to reasonable attorney's fees and cost) relating to death of or injury to persons or damage to property including, without limitation, property owned or controlled by or in possession of Subtenant, that are caused primarily by Sublandlord's gross negligence or willful misconduct.

         15.   Signage:
               --------

               A. As of the date of this Sublease the pre-existing exterior bank sign (which related to the banking business formerly carried on at the Subleased Premises, and at Suite A as shown on Exhibit "B") has been covered. That sign shall remain covered; and shall not be removed until Subtenant is ready to begin the installation of it's own sign. (D. below).

               B. Subtenant's exterior sign shall occupy one-half of the space occupied by the pre-existing exterior bank sign. The other one-half of the space shall be occupied by the sign for the subtenant of Suite A.

               C. Subtenant's exterior sign shall be in accordance with all applicable municipal codes and ordinances, and shall be subject to Sublandlord's reasonable written consent (and subject to Master Landlord's consent pursuant to section 16.01 of the Master Lease). Subtenant shall coordinate with the City of San Mateo as applicable, and with Sublandlord, Master Landlord, and the subtenant of Suite A in the design, construction. and installation of its sign.

               D. When all necessary approvals have been obtained, Subtenant shall cause the pre-existing Exterior bank sign to be removed and shall cause Subtenant's sign to be installed. All the signage requirements of this paragraph 15 are to be at Subtenant's sole cost and expense, and at no cost to

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Sublandlord. Subtenant may make such arrangements as it desires with the subtenant of Suite A for that subtenant's contribution to signage costs.

         16. Notices. Whenever this Sublease or the Master Lease requires notice, request or other communication to be given by either party to the other, such notice request or other communication must be in writing and may be delivered either personally or sent by US mail or private mail carrier and shall be deemed to have been given and received when actually received unless such mail is "certified" or "registered" with postage prepaid and the envelope properly addressed, in which even; it shall be deemed to have been given and received when deposited in the mail. For purposes of this Sublease, the addresses of the parties hereto (until notice of a change thereof is given as provided in this Section) shall be as follows:

         Sublandlord:             Union Bank of California
                                  Corporate Real Estate Division
                                  475 Sansome St., Suite 1600
                                  San Francisco, CA 94111
                                  Attention Jeffrey J. Vines

         Subtenant:               First National Bank
                                  975 El Camino Real
                                  South San Francisco, CA 94080

         17.   Brokerage.
               ----------

               17.1 Commission. Sublandlord will pay Cornish & Carey Commercial, 901 Mariners Island Boulevard, San Mateo, California 94404, a commission as specified in the Sublease Listing Agreement, dated May 31, 1996 between Cornish & Carey Commercial and Sublandlord.

               17.2 Dual Respresentation. Sublandlord and Subtenant acknowledge that Cornish & Carey Commercial represents both Sublandlord and Subtenant, and Sublandlord and Subtenant consent to the dual representation.

         18. Sublease Contingent Upon Master Landlord's Consent. This Sublease is contingent upon consent of Master Landlord. which consent Sublandlord will use its best efforts to obtain without delay. This Sublease shall not be effective or binding on either party until Master Landlord's consent is obtained and evidenced by signature below.

         19. Environmental/ADA. As between Sublandlord and Sublessee, Sublessee shall have full responsibility during the Sublease term, for the Premises' compliance with federal and state laws and regulations concerning: hazardous materials and environmental matters; and the Americans with Disabilities Act and its State counterpart (Title 24).

         20. Assignment/Subletting. Sublessee shall not assign, transfer or encumber its interest in this Sublease or in the premises, or sublease all or any part of the premises, without obtaining Sublandlord's written consent, which shall not be unreasonably withheld, in addition to Master Landlord's written

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consent. Any assignment, transfer, encumbrance or sublease without Sublandlord's prior written consent shall be voidable and, at Sublandlord's election, shall constitute a default under 21 below and under sections 10.01 and 13.01 of the Master Lease.

         21. Defualt. Sublessee shall be in default under the Sublease: if Subtenant fails to pay any amount due or to perform any obligation under this Sublease; or if an event or condition occurs with respect to the Sublessee that would be a tenant default under Article XIII of the Master Lease (if the event or condition had occurred with respect to the Master Lease tenant). If a default occurs, Sublandlord shall have the landlord remedies provided for by California law, including. Civil Code section 1951.2 (landlord may terminate lease after tenant's breach and recover damages including the worth at the time of award of the amount by which the unpaid rent for the balance of the term exceeds the amount of rent loss that tenant proves could reasonably be avoided); and Civil Code section 1951.6 (landlord may continue lease in effect after tenant's breach and abandonment and recover rent as it becomes due if tenant has reasonable right to sublet or assign, subject only to reasonable limitations.). In addition to Sublandlord's other rights and remedies, Sublandlord shall have the same rights and remedies against Subtenant as the Landlord has against Sublandlord as tenant under the Master Lease.

         22. Late Payments. If Sublessee fails to pay rent or any other monetary amount owing under the Sublease when due, and if the delinquency continues for a period of ten (10) days after the date the amount was due, Sublessee shall also pay to Sublessor (without additional notice or demand), with the delinquent amount, a late charge equal to five percent (5%) of the delinquent amount, to defray administrative expenses involved in handling the delinquency. The late charge shall be considered additional rent and the right to require it is in addition to Sublandlord's other rights and remedies.

         23. Attorney's Fees. If Sublessee or Sublandlord brings any legal action for any relief against the other arising out of this Sublease, including any suit by Sublandlord to recover rent or possession of the Premises, the losing party shall pay the successful party its costs of suit, including a reasonable sum for attorney's fees in the action.

         If Sublandlord or Subtenant, without its fault, is made a party to any litigation brought by the other party or brought by any third party against the other party, or for the foreclosure of any lien for labor or material furnished to Subtenant or Sublandlord, Subtenant and Sublandlord hereby agree to indemnify, defend, protect and hold the other harmless from any judgment against the other party, and all costs and expense, including reasonable attorney's fees, incurred by the other party in connection with the litigation.


SUBLANDLORD                          SUBTENANT

Union Bank of California, N.A          First National Bank of Northern
a National Banking Association         California
                                       a National Banking Association



 By: /S/ JEFFREY J. VINES              By: /S/ PAUL B. HOGAN
    -------------------------------        -------------------------------------
    Jeffrey J. Vines                       Paul B. Hogan

Its: Vice President                    Its: President & Chief Operating Officer
     --------------                         ------------------------------------

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CONSENT OF MASTER LANDLORD TO THE FOREGOING SUBLEASE:

NIKKO CAPITAL CORP.,
a California corporation

By: /S/ NOBUO OKUMURA
   ------------------------------------

 Its:  Vice President
     ----------------------------------

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                                    Exhibit A
                                    ---------

                                  Master Lease

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                                    Exhibit B
                                    ---------

                               [graphic omitted]

                                   Floor plan

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